Exhibit 10.29

RENEWAL AND EXTENSION

OF

PETRO/EL PASO AMUSEMENT SERVICES AGREEMENT

This Renewal and Extension of Petro/El Paso Amusement Services Agreement (the “Amendment”) is made as of April 1, 2003 (the “Effective Date”), by and between PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (“Petro”) and EL PASO VENDING AND AMUSEMENT COMPANY, a Texas general partnership (“EPAC”).

W I T N E S S E T H :

WHEREAS, on January 30, 1997, Petro and EPAC entered into that certain Petro/El Paso Amusement Services Agreement (the “Original Agreement” or the “Agreement”), pursuant to which EPAC agreed to provide services at certain truck/auto travel center facilities (collectively, the “Facilities”) known as “Petro Stopping Centers”; and

WHEREAS, Section 11(i) of the Agreement provides for the term of the Original Agreement to expire on May 1, 2002; and

WHEREAS, additional Facilities have been added since the inception of the Original Agreement’ and

WHEREAS, from May 1, 2002 to the date hereof, Petro and EPAC have operated on a month-to-month basis under the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises contained in the Original Agreement, as amended by this Amendment (collectively, the “Amended Agreement”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Exhibit A describing the full service truck/auto travel center facilities owned or leased and operated by Petro is hereby replaced by Exhibit A attached hereto and made a part hereof (“New Exhibit A”). To the extent Petro and EPAC agree to add additional full service truck/auto travel centers to this Agreement after the Effective Date (the “Additional Facilities”), Petro and EPAC shall execute an amended New Exhibit A.

2.	Section 2.1 Division of Revenues is hereby amended to read as follows:

During the term of this Agreement, except as may otherwise be required by applicable law, Petro shall distribute to EPAC for its services as described above a percentage of the total gross revenues from the Amusements provided by EPAC at the Facilities (and at such other Additional Facilities to which services are rendered by EPAC) (the “Amusement Revenues”), and, Petro shall retain for itself for the services it provides and the use of the Amusement Areas the remaining percentage of the Amusement Revenues. The percentage amounts which Petro shall distribute to EPAC and the percentage amounts to be retained by Petro shall be as set forth on the New Exhibit A.

3.	Section 11. Termination is hereby amended to read as follows:

This Agreement shall terminate (i) at the end of the Term (as hereinafter defined) of this Agreement or (ii) if any party remains in material breach for thirty (30) days (or ten (10) days if the default is a payment default) after receipt of written notice from the non-defaulting party of such breach (and describing such breach with reasonable detail).

EPAC shall remove the Amusements from the Facilities and Additional Facilities within fifteen(15) days after the termination of this Agreement. The removal of the Amusements by EPAC shall be done as expeditiously and with as little disruption as reasonably possible to allow substitute Amusements to be located within the Amusement Areas at the Facilities and Additional Facilities to provide Amusement services to Petro’s customers on a continuous and uninterrupted basis.

4.	Section 14. Notices is hereby amended to read as follows:

Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be given in writing and shall be deemed to have been duly given when personally delivered or mailed by first class mail, certified, return receipt requested, postage prepaid and addressed as follows, if mailed:

To Petro:

Petro Stopping Centers, L.P.

6080 Surety Drive

El Paso, Texas 79905

Attn: J. A. Cardwell, Jr., Chief Operating Officer

with copy to:

Petro Stopping Centers, L.P.

6080 Surety Drive

El Paso, Texas 79905

Attn: Legal Department

To EPAC:

El Paso Vending and Amusement Company

3630 Buckner

El Paso, Texas 79925

Attn: Gary Dodson, General Manager

with copy to:

J. A. Cardwell, Sr.

6080 Surety Drive

El Paso, Texas 79905

Any party may change its address and/or the party to whom the notice is to be sent by giving notice to all other parties hereto in accordance with this Section 14.

5.	Section 19. Term is hereby added as follows:

The term of the Amended Agreement is three (3) years commencing April 1, 2003 and ending on March 31, 2006 (the “Extended Initial Term”). The Amended Agreement shall automatically renew for successive one (1) year terms (the “Renewal Term(s)”) thereafter unless either Petro or EPAC shall given written notice of termination by certified mail to the other party at least ninety (90) days prior to the termination of the Extended Initial Term or any Renewal Term.

6.	Section 20. Nonexclusive is hereby added as follows:

The rights and privileges granted EPAC hereunder are non-exclusive as to the Petro network of truckstops. Accordingly, Petro hereby reserves the right to open the Amusement(s) for bid at any existing Petro location serviced by EPAC under the terms of this Agreement at the end of the Term or any Extended Term, as applicable, upon ninety (90) days prior written notice to EPAC,

In addition, Petro retains the right to open for bid any truck stop facilities not covered in New Exhibit A or facilities added to the network after the Effective Date.

7. The Agreement, as amended by this Amendment, shall remain in full force and effect between the parties in accordance with its terms and conditions. All terms not otherwise defined herein shall have the meaning subscribed thereto in the Agreement.

In all other respects, the terms and provisions of the Agreement are hereby ratified and confirmed as therein stated.

EXECUTED as of the Effective Date.

PETRO STOPPING CENTERS, L.P.

By:

Name:

Title:

PETRO

EL PASO VENDING AND AMUSEMENT COMPANY

By:

Name:

Title:

EPAC

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